Exhibit 10.1

SECOND AMENDMENT TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Second Amendment (this “Amendment”) to that certain Amended and Restated Loan and Security Agreement, dated December 13, 2019 (as amended, the “Agreement”), as amended by the First Amendment, dated July 13, 2022, is entered into by and among Socialcom Inc., a Delaware corporation (the “Company”), Decathlon Alpha IV, L.P., a Delaware limited partnership (“Lender”), and Reeve

Benaron and Jason Wulfsohn (collectively, the “Key Persons”), effective as of May [ ], 2024 (the “Second Amendment Date”). Capitalized terms used but not defined herein have the meanings given to them in the Agreement.

The Company has requested an extension of the Maturity Date under the Agreement, and the parties intend to make certain additional amendments in connection with such extension. In connection with and as a material inducement to Lender to agree to the extension, the Company desires to make certain amendments to the Agreement as provided herein.

The Company and the Lender agree as follows:

1.    Amendments.

1.1.    Definitions. The definition of the terms “Maturity Date” and “Senior Indebtedness” are hereby amended and restated in their entirety with the respective meanings set forth below:

“Maturity Date” means the earliest of: (a) December 13, 2024, (b) immediately prior to a Change of Control, and (c) acceleration of the Obligations as provided in Article 8.”

““Senior Indebtedness” means all secured Indebtedness of Company (i) that is explicitly consented to by Lender in writing and (ii) that is owed to banks or other institutional lenders such as savings and loan associations, savings banks, life insurance companies, commercial banks, and pension funds. For the avoidance of doubt, in no case shall Senior Indebtedness include any Indebtedness to (a) a Key Person, (b) any Related Business, (c) any officer, manager, member of its Governing Body, or equity holder of Company or a Related Business, (d) any member of the extended family of any of the forgoing, (e) any entity in which any of the forgoing have a direct or indirect pecuniary interest or any of such entity’s officers, managers, members of its Governing Body, or equity holders.”

1.2.    Schedule 11.3. Schedule 11.3 to the Agremeent is hereby amended and restated with Schedule 11.3 attached hereto.

1.3.    Schedule 11.4. Schedule 11.4 to the Agremeent is hereby amended and restated with Schedule 11.4 attached hereto.

1.4.    Schedule 11.5. Schedule 11.5 to the Agremeent is hereby amended and restated with Schedule 11.5 attached hereto.

2.    Non-Waiver. This Amendment shall not constitute (i) a consent to or waiver of, any past, present or future default or Event of Default or other violation of any provision of the Agreement, (ii) an agreement or understanding to forbear at any time or for any reason, or (iii) a course of dealing or other basis for altering any rights or obligations of Lender under the Agreement or any obligations of the Company under the Agreement. Lender’s acceptance of any payment or performance by the Company, whether pursuant to the Agreement, this Amendment or otherwise, shall not constitute a waiver of any defaults or of any rights or remedies available to Lender under the Agreement or applicable law. No delay on the part of Lender in the exercise of any power, right or remedy available to it under the Agreement, this Amendment, or applicable law at any time shall operate as a course of dealing or waiver thereof, and no partial exercise by Lender of any power, right or remedy shall preclude other or further exercise of such powers, rights and remedies.

3.    Transaction Costs. Pursuant to Section 12.7 of the Agreement and in connection with the extension contemplated by this Amendment, the Company will reimburse Lender for all fees and expenses incurred by Lender relating to this Amendment. Lender will add $500 to the Amount Advanced and apply such amount towards Company’s obligation to pay Lender’s fees and expenses incurred in connection with this Amendment.

4.     No Other Changes. In all other respects, the Agreement remains in full force and effect.

[Signatures on following page]

The parties have executed this Amendment as of the Second Amendment Date.

COMPANY:

SOCIALCOM INC.

By: /s/ Jason Wulfsohn

      Jason Wulfsohn, Chief Executive Officer

LENDER:

DECATHLON ALPHA IV, L.P.

By: Decathlon Alpha GP IV, LLC

Its: General Partner

By: /s/ Wayne Cantwell

      Wayne Cantwell, Managing Director

KEY PERSONS:

By: /s/ Reeve Benaron

       Reeve Benaron

By: /s/ Jason Wulfsohn

       Jason Wulfsohn

[Signature Page to Second Amendment to Amended and Restated Loan and Security Agreement]

SCHEDULE 11.3

MINIMUM INTEREST

(a)

The “Minimum Interest” means the amount shown below in the column headed Minimum Interest opposite the applicable period during which the Payoff Date occurs:

Period During Which the Payoff Date Occurs	Minimum Interest
On or before 12 months after the Effective Date	0.45 times the Amount Advanced
After 12 months and on or before 18 months after the Effective Date	0.55 times the Amount Advanced
After 18 months and on or before 24 months after the Effective Date	0.65 times the Amount Advanced
After 24 months and on or before 30 months after the Effective Date	0.85 times the Amount Advanced
After 30 months after the Effective Date	1.05 times the Amount Advanced

For the avoidance of doubt, any increases to the Minimum Interest made pursuant to Section 8.2 of the Agreement will be cumulative and will apply throughout the remainder of the term of the Agreement for each period set forth in the table above.

(b)

If the Revenue or Reported Revenue is not equal to at least 75% of Projected Revenue (the “MI Threshold”) for any Revenue Test Period, then the Minimum Interest multiple will increase, automatically and without notice from Lender, by 0.10 throughout the remainder of the term of the Agreement for each period set forth in the table in part (a) of this Schedule 11.3. For each incremental 10% that the Projected Revenue is lower than the MI Threshold, the Minimum Interest multiple will increase, automatically and without notice from Lender, by an additional 0.05 throughout the remainder of the term of the Agreement for each period set forth in the table in part (a) of this Schedule 11.3.

If Company fails to meet the MI Threshold for two or more Revenue Test Periods, the adjustments made pursuant to part (b) of this Schedule 11.3 will be cumulative. There is no limit to the number of adjustments that may be made pursuant to part (b) of this Schedule 11.3.

SCHEDULE 11.4

PERMITTED INDEBTEDNESS

“Permitted Indebtedness” is:

(a)	Company’s Indebtedness to Lender under this Agreement and the other Transaction Documents;

(b)	[Intentionally omitted];

(c)	unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(d)	Indebtedness incurred to purchase equipment and software for use in the operation of the Company’s business; and

(e)	Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of Company’s business.

SCHEDULE 11.5

PERMITTED LIENS

“Permitted Liens” are:

(a)    Liens existing on the Effective Date and shown on the Perfection Certificates or arising under this Agreement and the other Transaction Documents;

(b)    Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Company maintains adequate reserves on its books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended , and the Treasury Regulations adopted thereunder;

(c)    [Intentionally omitted];

(d)    statutory Liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other Persons imposed without action of such parties, provided they have no priority over any of Lender’s Lien and the aggregate amount of such Liens does not exceed $10,000 at any one time;

(e)    leases or subleases of real property granted in the ordinary course of business, if the leases, subleases, licenses and sublicenses do not prohibit granting Lender a security interest; and

(f)    banker’s liens, rights of setoff and Liens in favor of financial institutions incurred made in the ordinary course of business arising in connection with Company’s deposit accounts or securities accounts held at such institutions to secure solely payment of fees and similar costs and expenses;

(g)    Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(h)    Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 7.4;

(i)    easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and similar charges or encumbrances affecting real property not constituting a Material Adverse Effect;

(j)    purchase money security interests granted to secure financing for equipment and software purchases;

(k)    non-exclusive licenses of intellectual property granted to third parties in the ordinary course of business; and

(l)    non-exclusive licenses of intellectual property granted to third parties in the ordinary course of business in connection with joint ventures and corporate collaborations.